Exhibit 10.25

AMENDMENT NUMBER ONE

TO THAT CERTAIN

LOAN AGREEMENT

DATED SEPTEMBER 7, 2021

THIS FIRST AMENDMENT TO THAT CERTAIN LOAN AGREEMENT (the “Amendment”) between AMERISOURCE FUNDING INC., a Texas corporation (“Lender”) and 5J TRUCKING, LLC, a Texas limited liability company, and 5J OILFIELD SERVICES, LLC, a Texas limited liability company, and 5J SPECIALIZED LLC, a Texas limited liability company, and 5J TRANSPORTATION, LLC, a Texas limited liability company, and 5J LOGISTICS SERVICES LLC (formerly 5J BROKERAGE, LLC, a Texas limited liability company (“Borrower”, whether one or more, jointly and severally) dated September 7, 2021 (the “Loan Agreement”) is entered into effective March _15_, 2022 (the “Amendment Date”).

RECITALS

WHEREAS, Lender and Borrower are parties to that certain Loan Agreement together with all ancillary document there to entered into on or about the same dates as the Loan Agreement, including, but not limited to, the Commercial Promissory Note, Security Agreement, Pledge Agreement, Certificate of Company Resolution(s), and Guaranty Agreement (each as otherwise altered, amended, changed, extended, modified, reviewed, replaced, substituted or supplemented from time to time) (the “Credit Documents”); and

WHEREAS, Lender and Borrower desire to execute this Amendment to the Loan Agreement as set forth herein in order to provide the additional funding and credit to Borrower.;

AGREEMENT

NOW THEREFORE, in consideration of the above recitals and the mutual covenants herein contained, the sufficiency of which is hereby acknowledged and agreed upon, and on the terms set forth in this Amendment, the Parties hereby agree that the Loan Agreement shall continue in full force and effect and shall be modified as follows:

1.	Unless otherwise defined herein, all capitalized terms used in this Amendment shall have the meaning as set forth in the Loan Agreement and all Credit Documents. Any term not capitalized in the Loan Agreement, the Credit Documents nor this Amendment shall have the meaning given to it in the then-current Uniform Commercial Code.

2.	Section 1 (b) of the Loan Agreement shall be amended and restated as follow:

(b)	The “Commitment”: $16,740,000.00. will be disbursed in three tranches, the first closing in an amount of $6,400,000.00 will be on Sept 07, 2021 (the “First Closing”); the second tranche shall be at Lender’s discretion and shall be in an amount not to exceed $6,300,000.00 plus all fees associated with this Agreement including but not limited to the Annual Collateral Management Fee on or before October 31, 2021 or as otherwise agreed by Lender (the “Second Closing”) and the third tranche shall be at Lender’s discretion and shall be in an amount not to exceed $4,000,000.00 plus all fees associated with this Amendment, the Loan Agreement and Credit Documents, including but not limited to the increase in the Annual Collateral Management Fee on or before March 31, 2022 (the “Third Closing” and, each closing individually and collectively the Closing). This is not a revolving line of credit. Consequently, an amount repaid may not be reborrowed.

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3.	The Promissory Note shall be amended and restated as per Exhibit ‘A’

4.	Representations and Warranties. Borrower represents and warrants to Lender that (a) it possesses all requisite power and authority to execute, deliver and comply with the terms of this Amendment, (b) this Amendment has been duly authorized and approved by all requisite organizational action on the part of Borrower, (c) no other consent of any Person (other than Lender) is required for this Amendment to be effective, (d) the execution and delivery of this Amendment does not violate its organizational documents, (e) the representations and warranties in each Credit Documents to which Borrower is a party are true and correct in all material respects (except for any such representations and warranties that are qualified by material adverse effect or materiality, which are true and correct in all respects) on and as of the date of this Amendment as though made on the date of this Amendment, except to the extent that such representations and warranties speak to a specific date, (f) it is in full compliance with all covenants and agreements contained in each Credit Documents to which it is a party, and (g) no Default or Event of Default has occurred and is continuing. The representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.

5.	Scope of Amendment; Reaffirmation; Release. All references to the Loan Agreement shall refer to the Loan Agreement as amended by this Amendment. Except as affected by this Amendment, the Credit Documents are unchanged and continue in full force and effect and the foregoing together with the other Credit Documents are hereby ratified and confirmed by Borrower. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this Amendment) and any other Credit Documents, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement. Borrower hereby acknowledges, confirms and agrees that Lender has and shall continue to have valid, enforceable and perfected first-priority liens upon, and security interests in and to the Collateral heretofore granted to Lender pursuant to the Credit Documents. Borrower hereby reaffirms its obligations under the Credit Documents to which it is a party and agrees that all Credit Documents to which it is a party remain in full force and effect and continue to be legal, valid, and binding obligations enforceable in accordance with their terms (as the same are affected by this Amendment). As a material part of the consideration for Lender entering into this Amendment, Borrower hereby releases and forever discharges Lender (and its successors, assigns, affiliates, officers, managers, directors, employees, and agents) from any and all claims, demands, damages, causes of action, or liabilities for actions or omissions (whether arising at law or in equity, and whether direct or indirect) in connection with the Loan Agreement and the other Credit Documents prior to the date of this Amendment, whether or not heretofore asserted, and which Borrower or any Loan Party may have or claim to have Lender.

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6.	Miscellaneous.

(a)                No Waiver of Defaults. This Amendment does not constitute (i) a waiver of, or a consent to, (A) any provision of the Loan Agreement or any other Credit Documents not expressly referred to in this Amendment, or (B) any present or future violation of, or default under, any provision of the Credit Documents, or (ii) a waiver of Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Credit Documents. Lender’s failure at any time or times hereafter to require strict performance of any provision of the Agreement or this Amendment shall not waive, affect or diminish any right of Lender thereafter to demand strict performance of the Agreement or Amendment, or any parts thereof.

(b)                Form. Each agreement, document, instrument or other writing to be furnished to Lender under any provision of this Amendment must be in form and substance satisfactory to Lender.

(c)                Headings. The headings and captions used in this Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this Amendment, the Loan Agreement, or the other Credit Documents.

(d)                Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns (and, in the case of the undersigned Guarantors, their respective estates and heirs).

(e)                Multiple Counterparts. This Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This Amendment may be transmitted and signed by facsimile, portable document format (PDF), and other electronic means. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Borrower, Guarantors, and Lender. Lender may also require that any such documents and signatures be confirmed by a manually-signed original; provided that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile, PDF, or other electronic document or signature.

(f)               Governing Law. This AMENDment and the other Credit Documents HAVE BEEN EXECUTED AND DELIVERED IN THE STATE OF TEXAS, AND, UNLESS OTHERWISE SPECIFIED, SHALL BE governed by and construed in accordance with the lawS of the State of TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES AND SHALL BE PERFORMABLE BY THE PARTIES HERETO IN HARRIS COUNTY, TEXAS.

(g)              Entirety. The Credit Documents (as amended hereby) Represent the Final Agreement Among Borrower, GUARANTORS, and LENDER WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF, and May Not Be Contradicted by Evidence of Prior, Contemporaneous, or Subsequent Oral Agreements by the Parties. There Are No Unwritten Oral Agreements among the Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:	5J TRUCKING, LLC
a Texas Limited Liability Company

	By:	/s/ Matthew Flemming
Matthew Flemming, Manager

5J OILFIELD SERVICES, LLC
a Texas Limited Liability Company

	By:	/s/ Matthew Flemming
Matthew Flemming, Manager

5J SPECIALIZED LLC,
a Texas Limited Liability Company

	By:	/s/ Matthew Flemming
Matthew Flemming, Manager

5J LOGISTICS SERVICES, LLC
a Texas Limited Liability Company

	By:	/s/ Matthew Flemming
Matthew Flemming, Manager

5J TRANSPORTATION, LLC
a Texas Limited Liability Company,

	By:	/s/ Matthew Flemming
Matthew Flemming, Manager

GUARANTOR:

SMG INDUSTRIES, INC.,
a Delaware corporation

	By:	/s/ Matthew Flemming
Matthew Flemming, Chairman of the Board of Directors

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LENDER:	AMERISOURCE Funding, Inc.,
a Texas Corporation

	By:	/s/ Joseph L. Page
Joseph L. Page
Executive Vice President and General Counsel

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Exhibit ‘A’

Promissory Note

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FIRST AMENDED AND RESTATED COMMERCIAL PROMISSORY NOTE

$16,740,000.00 USD	Dated as of: September 07, 2021

FOR VALUE RECEIVED and WITHOUT GRACE, on the dates, and in the amounts so herein stipulated, the undersigned, 5J TRUCKING, LLC, a Texas limited liability company, 5J OILFIELD SERVICES, LLC, a Texas limited liability company, 5J SPECIALIZED LLC, a Texas limited liability company, 5J TRANSPORTATION, LLC, a Texas limited liability company, and 5J LOGISTICS SERVICES LLC (formerly 5J BROKERAGE, LLC), a Texas limited liability company, located at 4090 North US Highway 79, Palestine, Texas 75801-7065 (hereinafter called “Maker”, whether one or more, jointly and severally), promises to pay to the order of AMERISOURCE FUNDING, INC., a Texas corporation (“Payee”) at its banking quarters located at 7225 Langtry Street, Houston, Texas 77040, in coin or currency of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of SIXTEEN MILLION SEVEN HUNDRED AND FORTY THOUSAND AND 00/100 DOLLARS ($16,740,000.00), together with accrued interest on the principal amount hereof remaining unpaid from time to time, computed from the date hereof until maturity at a per annum rate, calculated on the basis of a three hundred sixty (360) day year [except for calculation of the Maximum Rate, which will be calculated on the basis of a three hundred sixty five (365) or three hundred sixty six (366) day year, as the case may be] (fixed), equal to the lesser of (i) or (ii) as follows:

(i)	12.00% (the “Applicable Rate”); or

(ii)	the Maximum Rate (as hereinafter defined).

which interest rate is further limited and controlled by the provisions of this Note hereinafter set forth. The term “Maximum Rate”, as used herein, shall mean, on any day, the highest non-usurious rate of interest (if any) permitted by applicable law on such day. For purposes of the Texas Finance Code, as it may from time to time be amended, the Maximum Rate shall be referred to in and determined under the Texas Finance Code, from time to time in effect; provided, however, that to the extent permitted by applicable law, Payee reserves the right to change, from time to time by further notice and disclosure to Maker, the ceiling on which the Maximum Rate is based under the Texas Finance Code; and, provided further, that the “highest non-usurious rate of interest permitted by applicable law” for purposes of this Note shall not be limited to the applicable rate ceiling under the Texas Finance Code if federal laws or other state laws now or hereafter in effect and applicable to this Note (and the interest contracted for, charged and collected hereunder) shall permit a higher rate of interest.

This Note is payable as follows, to-wit:

Monthly payments of interest only shall be due and payable beginning October 01, 2021, and continuing thereafter on the same day of each succeeding calendar month through October 01, 2022, followed by monthly payments of principal and interest in an amount sufficient to fully amortize the unpaid principal balance at that time over the remainder of the term, due and payable on the same day of each succeeding calendar month, and continuing until September 7, 2026 (the “Maturity Date”), at which time all unpaid principal and all accrued and unpaid interest shall be due and payable in full. Notwithstanding the above, the interest payments shall be paid in kind and added to the outstanding balance of the loan until the earlier of the Second Closing or October 31, 2021

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THE WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

As used in this Note, the following terms shall have the respective meanings indicated below:

"Event of Default" shall have the meaning given to such term in the Loan Agreement and the other Loan Documents.

“Guarantor” (whether one or more) shall mean: SMG INDUSTRIES, INC., a Delaware corporation.

“Guaranty Agreement” (whether one or more) means the Guaranty Agreement(s) of even date herewith executed by Guarantor and any Guaranty Agreement(s) executed hereafter by any Other Liable Party, in connection with the Guaranteed Indebtedness as defined therein.

“Loan Documents” means this Note, Security Agreement, Pledge Agreement, Guaranty Agreement, and every other document executed in connection with this Note by Maker or any Other Liable Party, and all modifications or extensions of any of the foregoing.

“Other Liable Party” means any co-maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person now or hereafter primarily or secondarily liable upon or for payment of all or any part of this Note.

“Security Agreement” (whether one or more) means that certain Security Agreement (however titled) of even date herewith executed by Maker and Payee, and any Security Agreement(s) executed hereafter by any Other Liable Party, covering the property described therein.

This Note is entitled to the benefits and security afforded by the Security Agreement, and Guaranty Agreement.

All regularly scheduled payments of the indebtedness evidenced by this Note shall be applied first against late fees, then against any accrued but unpaid interest then due and payable hereunder, and then to the principal amount then due and payable. All partial prepayments shall be applied toward the payment of principal installments in the inverse order of maturity. All non-regularly scheduled payments (including payments received by the holder hereof during the existence of any Event of Default) shall be applied to such indebtedness in such order and manner as the holder of this Note may from time to time determine in its sole discretion. In the event a regularly scheduled payment under this Note is required to be made on the 29th, 30th, or 31st day of the month (the “due date”), the regularly scheduled payment date shall be the last day of the month that does not have such corresponding due date.

Maker shall have the right to prepay this Note at any time and from time to time, in whole or in part, without penalty. All prepayments shall include accrued and unpaid interest to the date of payment.

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All payments and prepayments of principal of or interest on this Note shall be made in lawful money of the United States of America in immediately available funds, at the address designated by Payee, or such other place as the holder of this Note shall designate in writing to Maker. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day and any such extension of time shall be included in computing interest in connection with such payment. As used herein, the term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in Texas are authorized to be closed. The books and records of Payee shall be prima facie evidence of all outstanding principal of and accrued and unpaid interest on this Note.

It is agreed that time is of the essence of this Note and the other Loan Documents. It is especially agreed that if default shall be made in any payment due hereon, either principal or interest, or if there is a default in any of the terms, covenants or provisions set forth in any of the Loan Documents then, after any applicable cure period (if any), the holder hereof may, at holder’s option, (a) declare the entire unpaid principal of and accrued interest on this Note immediately due and payable without demand, presentment for payment, notice of dishonor, notice of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, notice of intent to foreclose, notice of foreclosure, or any other demand or notice (except for any notices specifically required by this Note or any other Loan Instrument), all of which are expressly waived by Maker and each Other Liable Party, and upon such declaration, the unpaid principal balance of this Note and all accrued interest shall at once become due and payable; (b) foreclose or otherwise enforce all liens or security interests securing payment hereof, or any part hereof, (c) offset against this Note any sum or sums owed by the holder hereof to Maker or any Other Liable Party; and/or (d) take any and all other actions available to the holder hereof under this Note and/or the other Loan Documents at law, in equity or otherwise. Failure of the holder hereof to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon another default. Any sum, principal or interest, payable under this Note which is not paid when due shall bear interest from the date such payment is due until paid at the Maximum Rate, or if no Maximum Rate is established by applicable law, then at the Applicable Rate plus five percent (5%) per annum.

If the holder hereof expends any effort in any attempt to enforce payment of all or any part or installment of any sum due the holder hereunder, or if this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceedings, Maker agrees to pay all costs, expenses, and fees incurred by the holder, including all reasonable attorneys' fees in the event that the holder is held to be the prevailing party in such legal proceedings.

If the holder hereof has not received the full amount of any installment payment at the end of the 10th day after it is due, Maker agrees to pay a late charge to the holder. The amount of the late charge will be five percent (5%) of the amount of the overdue installment payment. Maker agrees to pay the late charge promptly. The late charge will be charged only one time with respect to any late installment payment.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS NOTE IS PERFORMABLE IN HARRIS COUNTY, TEXAS.

WAIVER OF JURY TRIAL: MAKER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN THE EVENT SUIT IS FILED TO ENFORCE THE TERMS HEREOF.

Maker and each Other Liable Party, jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder. The holder shall similarly have the right to deal in any way, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to release or substitute part or all of the collateral securing this Note, or to grant any other indulgences or forbearances whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

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It is further agreed that Maker grants to Payee or any other holder hereof a first lien and security interest on (and the express right of setoff against) all deposits and other sums at any time credited by or due from Payee or any other holder hereof to Maker, or any endorser, surety or guarantor hereof as collateral security for the payment of this Note, and Payee or other holder hereof, at its option, may at any time, without notice and without any liability, hold all or any part of any such deposits or other sums until all sums owing on this Note have been paid in full and/or apply or set off all or any part of any such deposits or other sums credited by or due from Payee or any other holder hereof to or against any sums due on this Note in any manner and in any order of preference which Payee or other holder hereof, at its sole discretion, chooses.

It is the intention of the parties hereto to comply with the usury laws of the State of Texas and of the United States of America. The parties hereto do not intend to contract for, charge or receive any interest or other charge that is usurious, and by execution of this Note, Maker agrees that Payee has no such intent. This Note, the other Loan Documents, and all other agreements between Maker and Payee or any other holder hereof, which are now existing or hereafter arising, whether written or oral, are hereby expressly limited so that in no event whatsoever, whether by reason of acceleration of maturity hereof, or otherwise, shall the amount paid, or agreed to be paid, to Payee or any other holder hereof for the use, forbearance or detention of the money to be due hereunder or otherwise, or for the payment or performance of any covenant or obligation contained herein or in any other document evidencing, securing, or pertaining to the indebtedness evidenced hereby, exceed the Maximum Rate. If from any circumstance whatsoever fulfillment of any provisions hereof or other document, at the time performance of such provisions shall be due, shall involve transcending the valid limits prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate, and if from any such circumstance Payee or any other holder shall ever receive as interest or otherwise an amount which will exceed the Maximum Rate, such amount which would be excessive interest shall be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of Maker to the holder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof and such other indebtedness, such excess shall be refunded to Maker. All sums paid and agreed to be paid to Payee or any other holder for use, forbearance or detention of the indebtedness of Maker shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the periods until payment in full of this Note (or any renewals, extensions and rearrangements hereof) so that the actual rate of interest on account of this indebtedness evidenced by this Note is uniform throughout the term of this Note (and all renewals, extensions and rearrangements hereof) and does not exceed the Maximum Rate. The terms and provisions of this paragraph shall control and supersede any other provisions of this Note.

If at any time the Applicable Rate exceed the Maximum Rate, then interest hereon shall accrue at the Maximum Rate. If the Applicable Rate should then subsequently decrease to a level less than the Maximum Rate or if the Maximum Rate applicable to this Note should then subsequently be increased to a level which would be greater than the Applicable Rate, then, in either case, the interest hereon shall thereafter accrue at a rate equal to the applicable Maximum Rate until the aggregate amount of interest accrued through the term of this Note equals the aggregate amount of interest which would have accrued at the Applicable Rate without regard to any usury limit, at which time interest hereon shall again accrue at the Applicable Rate.

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If at maturity or final payment of this Note the total amount of interest accrued under the foregoing provisions is less than the total amount of interest which would have accrued if the Applicable Rate had at all times been in effect, then Maker shall pay Payee the amount by which (i) the lesser of (a) the amount of interest which would have accrued on this Note if the Maximum Rate had at all times been in effect or (b) the amount of interest which would have accrued if the Applicable Rate had at all times been in effect, exceeds (ii) the amount of interest paid by Maker to Payee in accordance with the other provisions of this Note.

Any check, draft, money order or other instrument given in payment of all or any part hereof or on any part of the indebtedness may be accepted by the holder hereof and handled in collection in a customary manner, but same shall not constitute payment hereof or of the indebtedness or diminish any rights of Payee, except to the extent that actual cash proceeds of such instrument are unconditionally received by Payee.

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If Maker is not a natural person, the individual signing below warrants and represents that s/he has the requisite authority to bind the entity on whose behalf s/he signs.

5J TRUCKING, LLC,
a Texas limited liability company

By:
Matthew Flemming
Title: Manager

5J OILFIELD SERVICES, LLC,
a Texas limited liability company

By:
Matthew Flemming
Title: Manager

5J SPECIALIZED, LLC,
a Texas limited liability company,

By:
Matthew Flemming
Title: Manager

5J LOGISTICS SERVICES, LLC,
a Texas limited liability company,

By:
Matthew Flemming
Title: Manager

5J TRANSPORTATION, LLC
a Texas limited liability company,

By:
Matthew Flemming
Title: Manager

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